UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2022

Open Text Corporation

(Exact name of Registrant as specified in its charter)

Canada	0-27544	98-0154400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1

(Address of principal executive offices)

(519) 888-7111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title	Trading Symbol	Name of each exchange on which registered
Common Stock without par value	OTEX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 1, 2022, Open Text Corporation (“OpenText” or the “Company”) and certain of its subsidiaries entered into an amendment (the “Term Loan Amendment”) to the Company’s Credit Agreement, dated as of August 25, 2022 (the “Existing Term Loan Credit Agreement”, and as amended, supplemented or otherwise modified as of the effective date of the Term Loan Amendment, including by the Term Loan Amendment, the “Term Loan Credit Agreement”), among the Company, the lenders party thereto, the subsidiary guarantors party thereto and Barclays Bank PLC, as administrative agent and collateral agent.

The Term Loan Amendment provides for an increase in the aggregate commitments under the Existing Term Loan Credit Agreement to $3.585 billion. At the Company’s election, loans made under the Term Loan Credit Agreement will bear interest at (i) the Base Rate (as defined in the Term Loan Credit Agreement) plus an applicable margin of 2.50%, (ii) Term SOFR (as defined in the Term Loan Credit Agreement) plus an applicable margin of 3.50% and the SOFR Adjustment (as defined in the Term Loan Credit Agreement) or (iii) Daily Simple SOFR (as defined in the Term Loan Credit Agreement) plus an applicable margin of 3.50% and the SOFR Adjustment.

The foregoing description of the Term Loan Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Loan Amendment, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On December 1, 2022, the Company and certain of its subsidiaries entered into an amendment (the “Bridge Loan Amendment”) to the Company’s Bridge Loan Agreement, dated as of August 25, 2022 (the “Existing Bridge Loan Agreement”, and as amended, supplemented or otherwise modified as of the effective date of the Bridge Loan Amendment, including by the Bridge Loan Amendment, the “Bridge Loan Agreement”), among the Company, the lenders party thereto, the subsidiary guarantors party thereto and Barclays Bank PLC, as administrative agent and collateral agent. The Bridge Loan Amendment reflects the reallocation of commitments under the Existing Bridge Loan Agreement to the Term Loan Credit Agreement (as described above).

In connection with the Bridge Loan Amendment and the receipt of the proceeds from the issuance and sale of Notes (as defined below) as further described in Item 2.03 below, all remaining commitments under the Bridge Loan Agreement were reduced to zero and terminated.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 1, 2022, OpenText issued and sold $1 billion in aggregate principal amount of 6.90% senior secured notes due 2027 (the “Notes”) in connection with the funding of its proposed acquisition (the “Acquisition”) of Micro Focus International plc (“Micro Focus”).

The Notes were issued pursuant to an indenture (the “Indenture”), dated as of December 1, 2022, among the Company, the subsidiary guarantors party thereto (the “Guarantors”), The Bank of New York Mellon, as U.S. trustee and Notes collateral agent, and BNY Trust Company of Canada, as Canadian trustee.

The Notes bear interest at a rate of 6.90% per annum, payable semi-annually in arrears on June 1 and December 1, commencing on June 1, 2023. The Notes will mature on December 1, 2027, unless earlier redeemed or repurchased.

The Company may redeem all or a portion of the Notes at any time prior to November 1, 2027 (the “Par Call Date”), at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (a) 100% of the principal amount of the Notes to be redeemed and (b) the net present value of the remaining scheduled payments of principal and interest thereon discounted to the Par Call Date less interest accrued to the date of redemption, plus accrued and unpaid interest to, but excluding, the redemption date. On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

If the Company experiences one of the kinds of change of control triggering events specified in the Indenture, the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the date of purchase.

If the Acquisition is not (or OpenText determines, in its reasonable judgment, the Acquisition will not be) consummated on or before May 31, 2023, or, where such date must be extended to comply with the requirements of the UK Panel on Takeovers and Mergers such later date that is no later than: (a) where the Acquisition proceeds by way of a Scheme (as defined in the Term Loan Credit Agreement), the date that is six weeks after May 31, 2023; or (b) where the Acquisition proceeds by way of an Offer (as defined in the Term Loan Credit Agreement), the date that is eight weeks after May 31, 2023, the Company will be required to redeem all of the Notes at a redemption price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest.

The Notes will be guaranteed on a senior secured basis by OpenText’s existing wholly-owned subsidiaries organized in the United States or Canada that borrow or guarantee OpenText’s obligations under its senior credit facilities and, concurrent with or within one business day of the closing of the Acquisition, additionally by Open Text UK Holding Limited. The Notes and related guarantees will be secured with the same priority as the Company’s senior credit facilities. The Notes and the related guarantees will be effectively senior to all of the Company’s and the guarantors’ senior unsecured debt to the extent of the value of the Collateral (as defined in the Indenture) and will be structurally subordinated to all existing and future liabilities of each of the Company’s existing and future subsidiaries that do not guarantee the Notes.

The Indenture contains covenants that limit the Company and certain of the Company’s subsidiaries’ ability to, among other things: (i) create certain liens and enter into sale and lease-back transactions; (ii) create, assume, incur or guarantee additional indebtedness of the Company or certain of the Company’s subsidiaries without such subsidiary becoming a subsidiary guarantor of the Notes; and (iii) consolidate, amalgamate or merge with, or convey, transfer, lease or otherwise dispose of the Company’s property and assets substantially as an entirety to, another person. These covenants are subject to a number of important limitations and exceptions as set forth in the Indenture. The Indenture also provides for certain events of default, which, if any of them occurs, may permit or, in certain circumstances, require the principal, premium, if any, interest and any other monetary obligations on all the then-outstanding Notes to be due and payable immediately.

The Notes and related guarantees have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”). The Notes and related guarantees were not offered or sold within the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S under the Securities Act), except to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A under the Securities Act, and were offered or sold to certain non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act. The Notes have not been and were not qualified for sale to the public by prospectus under applicable Canadian securities laws and, accordingly, any offer and sale of the Notes in Canada were made on a basis which is exempt from the prospectus requirements of such securities laws.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, which is filed herewith as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

The description of the Term Loan Credit Agreement set forth in Item 1.01 above, and the related Exhibit 10.1, are incorporated herein by reference.

Item 7.01.	Regulation FD.

On December 1, 2022, OpenText issued a press release that the Company had issued and sold $1 billion in aggregate principal amount of the Notes pursuant to Rule 144A and Regulation S under the Securities Act, executed an amendment to the Existing Term Loan Credit Agreement and terminated all commitments under the Bridge Loan

Agreement, all in connection with the Acquisition. A copy of this press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference. The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as may be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

4.1	Indenture governing the Company’s 6.90% senior secured notes due 2027, dated as of December 1, 2022, among the Company, the subsidiary guarantors party thereto, The Bank of New York Mellon, as U.S. trustee and Notes collateral agent, and BNY Trust Company of Canada, as Canadian trustee.

4.2	Form of the Company’s 6.90% senior secured notes due 2027 (included in Exhibit 4.1)

10.1	First Amendment to Credit Agreement, dated December 1, 2022, by and among the Company, the guarantors party thereto, Barclays Bank PLC, as administrative agent and collateral agent, and certain financial institution parties thereto.

99.1	Press Release, dated December 1, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN TEXT CORPORATION

December 1, 2022	By:	/s/ Michael F. Acedo
Michael F. Acedo
Executive Vice-President, Chief Legal Officer & Corporate Secretary